EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A ordinary shares of Nano Labs Ltd is filed on behalf of each of us.

Dated: January 2, 2025

FENBUSHI Inc

By:	/s/ Bo Shen
	Name:	Bo Shen
	Title:	Director

/s/ Bo Shen
Name:	Bo Shen